UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2011

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Identive Group, Inc. (the “Company”) has entered into a Stock Purchase Agreement, dated April 29, 2011, with certain shareholders (the “Selling Shareholders”) of idOnDemand, Inc., a privately held provider of identity management services based in Pleasanton, California (“idOnDemand”), under which the Company has acquired approximately 95.8% of the shares of idOnDemand in exchange for cash and shares of the Company (the “Stock Purchase Agreement”). The transaction closed on May 2, 2011.

Initial consideration at closing consisted of approximately $2.4 million in cash and 995,675 shares of the Company’s Common Stock, calculated on a conversion price of $3.85 per share for an equivalent value of approximately $3.8 million. In addition, Selling Shareholders may receive aggregate potential earn-out payments of up to a total of approximately $21.0 million, payable in shares of the Company’s Common Stock and subject to achievement of specific financial and sales performance targets over a period of three years and eight months from the closing date of the acquisition; provided, however, that the Company shall not issue to the Selling Shareholders an amount of Company shares in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock on April 29, 2011. The shares of Company Common Stock issued at closing were issued in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, including Section 4(2) thereof and Regulation S thereunder, as well as comparable exemptions under applicable state and foreign securities laws. Shares issued as consideration to the Selling Shareholders are subject to a two-year lock-up from the closing date of the acquisition, after which the shares will be released from lock-up monthly, in equal amounts over a period of 12 months. Additionally, 425,000 of the aggregate initial share consideration paid to the Selling Shareholders will be released from lock-up six months after the closing date.

The foregoing description of the Stock Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the acquisition of idOnDemand is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 8.01 Other Events

As described in Item 1.01 of this Report, the acquisition of idOnDemand was completed on May 2, 2011.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not required.

(b)	Pro Forma Financial Information

Not required.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

Exhibit	Description

2.1	Stock Purchase Agreement between Identive Group, Inc. and Selling Shareholders of idOnDemand, Inc., dated April 29, 2011 (schedules omitted pursuant to Regulation S-K, Item 601(b)(2); the Company hereby agrees to furnish a copy of such omitted schedules to the Securities and Exchange Commission upon request. The descriptions of such omitted schedules are contained within the Stock Purchase Agreement).

99.1	Press release dated May 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

May 4, 2011	By:	/s/ Melvin Denton Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement between Identive Group, Inc. and Selling Shareholders of idOnDemand, Inc., dated April 29, 2011 (schedules omitted pursuant to Regulation S-K, Item 601(b)(2); the Company hereby agrees to furnish a copy of such omitted schedules to the Securities and Exchange Commission upon request. The descriptions of such omitted schedules are contained within the Stock Purchase Agreement).

99.1	Press Release, dated May 4, 2011.